Consent of Independent Auditors



We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life Variable Life Separate Account - American Express Variable Universal Life Insurance III (SM) (comprised of subaccounts U, FEI, Y, V, IL, X, W, FBC, FBD, FCR, FCM, FDE, FEM, FEX, FFI, FGB, FGR, FIE, FMF, FND, FIV, FSM, FSA, FCA, FCD, FGI, FIR, FVL, FSB, FEG, FSC, FGC, FMP, FOS, FRE, FSV, FIF, FIS, FSE, FUE, FMC, FAG, FGT, FIG, FIP, FGW, FDS, FPH, FIN, FNO, FVS, FMI, FVA, FIC and FSP), included in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 333-69777) and related Prospectus for American Express Variable Universal Life Insurance III (SM) to be offered by IDS Life Insurance Company.



/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 29, 2002